                                                                      EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------


                                State or Jurisdiction                Ownership
            Name                  of Incorporation                   Percentage
            ----                ---------------------                ----------
Vintage Gas, Inc.                   Oklahoma                              100

Vintage Marketing, Inc.             Oklahoma                              100

Vintage Pipeline, Inc.              Oklahoma                              100

Vintage Petroleum
  International, Inc.               Oklahoma                              100

Vintage Oil Argentina, Inc.
  (formerly BG Argentina, S.A.)     Cayman Islands                        100

Cadipsa S.A.                        Republic of Argentina                  97

Vintage Petroleum
  Argentina, Inc.                   Cayman Islands                        100

Vintage Petroleum
  Ecuador, Inc.                     Cayman Islands                        100

Vintage Petroleum Boliviana, Ltd.
 (formerly Shamrock Ventures
 (Boliviana) Ltd.)                  Bermuda                               100

VP Argentina, Inc.                  Cayman Islands                        100

Vintage Petroleum Yemen, Inc.       Cayman Islands                        100

Elf Hydrocarbures Equateur, S.A.    France                                100